UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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GANNETT CO., INC.
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Thursday, January 22, 2015

Gannett responds to Icahn actions

McLean, VA, January 22, 2015 — Gannett Co., Inc. (NYSE: GCI) today responded to an amended Form 13D filing by Carl Icahn and affiliates, who own approximately 6.6% of Gannett, disclosing nomination of two candidates for election to Gannett’s Board of Directors at Gannett’s 2015 Annual Shareholders’ Meeting. Icahn also disclosed submission of precatory proposals that would require certain corporate governance provisions at Gannett and at the new publishing company that will be formed upon completion of Gannett’s planned separation later this year. Gannett’s Board of Directors will evaluate the submission  and make a recommendation to Gannett shareholders in due course.

Marge Magner, non-executive chairman of Gannett’s Board, said, “We are surprised by Mr. Icahn’s  aggressive actions, including his threat to run a proxy contest to force wholesale changes in Gannett’s corporate governance and dictate the corporate governance of a company whose governance profile has yet to be determined. His overreaching campaign to advance his own agenda will not deter the Board of Gannett from continuing to serve the interests of all of our shareholders. In addition to performing well, Gannett has a strong track record of shareholder engagement and sound corporate governance.  As we execute on the separation of our publishing business this year, shareholder interests will remain our priority.”

Gracia Martore, president and chief executive officer of Gannett, said, “Gannett is a shareholder-focused company that has consistently delivered strong returns for our owners. Since the launch of our strategic transformation plan three years ago, we have achieved significant revenue growth and margin expansion.  During that same period, we have made attractive acquisitions to execute on our announced strategy, our stock price has more than doubled and total shareholder return has exceeded 265%, outpacing the S&P 500 and our peers by a wide margin.”

Martore continued, “Our strong and independent Board has been a driving force behind our strategic transformation and our previously announced plan to separate into two publicly traded companies — a plan Mr. Icahn publicly supported following our announcement last summer and continues to support now.”

Gannett continues to be represented by Greenhill & Co. as its financial advisor and by Wachtell, Lipton, Rosen & Katz as its legal advisor.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an international media and marketing solutions company that informs and engages more than 110 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people — and the companies who want to reach them — with their interests and communities. For more information, visit www.gannett.com.

Forward Looking Statements

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the potential distribution of Gannett’s Publishing business to its shareholders and the expected financial results of the two companies after the separation. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. There is no assurance as to the timing of the spin-off or whether it will be completed. Economic, competitive, governmental, technological and other factors and risks that may affect Gannett’s operations or financial results are discussed in our

Annual Report on Form 10-K for the fiscal year ended December 29, 2013, and in subsequent filings with the U.S. Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements other than as required by law.

Important Additional Information

Gannett intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2015 Annual Meeting (the “Proxy Statement”).  Gannett, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2015 Annual Meeting. Information regarding the names of Gannett’s directors and executive officers and their respective interests in Gannett by security holdings or otherwise is set forth in Gannett’s proxy statement for the 2014 Annual Meeting of Shareholders, filed with the SEC on March 17, 2014.  To the extent holdings of such participants in Gannett’s securities have changed since the amounts described in the 2014 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Gannett’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013, filed with the SEC on February 27, 2014 and in Gannett’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 28, 2014 filed with the SEC on May 7, 2014, July 30, 2014 and November 5, 2014, respectively. Details concerning the nominees of Gannett’s Board of Directors for election at the 2015 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website,www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107, or from the Company’s website, http://www.gannett.com.

For media inquiries, contact:	For investor inquiries, contact:
Jeremy Gaines	Jeffrey Heinz
Vice President, Corporate Communications	Vice President, Investor Relations
703-854-6049	703-854-6917
jmgaines@gannett.com	jheinz@gannett.com

George Sard/Stephanie Pillersdorf
Sard Verbinnen & Co.
212-687-8080